UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) July 20, 2006
Laserscope
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	000-18053 (Commission File Number)	77-0049527 (IRS Employer Identification No.)

3070 Orchard Drive
San Jose, CA		95134-2011
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (408) 943-0636

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.01 Change in Control of Registrant
     On July 20, 2006, American Medical Systems Holdings, Inc., a Delaware corporation (“AMS”), announced that an indirect subsidiary of AMS, Kermit Merger Corp., a California corporation, (the “Purchaser”), had successfully completed its tender offer (the “Offer”) for all outstanding shares of common stock, no par value per share (each, a “Share”), of Laserscope, a California corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 3, 2006, among AMS, the Purchaser and the Company, as amended by the amendment thereto dated as of July 10, 2006 (together, the “Merger Agreement”). The Offer expired at 12:00 Midnight, Central time, on July 19, 2006. On July 20, 2006, the Purchaser accepted for payment on or before July 25, 2006 all Shares validly tendered and not properly withdrawn pursuant to the Offer.
     Pursuant to the Merger Agreement, Purchaser offered to purchase from the shareholders of the Company all outstanding Shares at a price of $31.00 per Share, net to the holder thereof in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase of the Purchaser, dated June 14, 2006, (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase constitute the “Offer”). Pursuant to the terms and conditions of the Merger Agreement, the Purchaser will be merged with and into the Company (the “Merger”) after the expiration of the Offer. Following the consummation of the Merger, the Company will continue as the surviving corporation and be a wholly-owned subsidiary of AMS.
     Based on the per Share consideration of $31.00 and the number of Shares validly tendered and accepted for payment at the expiration of the Offer, as of July 20, 2006, the value of the Shares to be purchased by the Purchaser in connection with the Offer was approximately $655,869,400 million. The depositary for the Offer, American Stock Transfer & Trust Company, has advised AMS and the Purchaser that as of the expiration of the Offer, an aggregate of approximately 21,157,000 Shares were validly tendered (including approximately 1,353,000 Shares that were tendered pursuant to guaranteed delivery procedures).
     The sources of funds used by the Purchaser for the acquisition of the Shares in the Offer are the net proceeds from the sale by AMS of $373,750,000 in principal amount of 3 1/4% Convertible Senior Subordinated Notes due 2036 and AMS’ senior secured credit facility with CIT Healthcare LLC consisting of a term loan of $365 million and a revolving line of credit of up to $65 million.
     The Merger Agreement provides that effective upon the consummation of the Offer, subject to compliance with The Nasdaq National Market corporate compliance requirements and Section 14(f) of the Securities Exchange Act of 1934, as amended, AMS is entitled to designate a number of directors to the Company’s board of directors, rounded up to the next whole number of directors, that equals the product of (i) the total number of directors on the Company’s board of directors multiplied by (ii) the percentage that the aggregate number of Shares owned by AMS or the Purchaser bears to the total number of shares of common stock of the Company then outstanding. The Company agreed to take all action necessary to cause AMS’ designees to be elected or appointed to the Company’s board of directors, including increasing the number of directors or, seeking and accepting the resignations of incumbent directors, or both, provided that the Board of Directors shall always have at least two directors who were on the Board of Directors prior to the consummation of the Offer.
     Following the time that AMS’ designees constitute a majority or more of the Company’s board of directors, the Company shall not, without the unanimous consent of the two directors who were on the Company’s board of directors prior to the consummation of the Offer, (i) amend or terminate the Merger Agreement or agree or consent to amend or terminate the Merger Agreement, (ii) waive any of the Company’s rights, benefits or remedies under the Merger Agreement, (iii) extend the time for performance of AMS’ or Purchaser’s respective obligations under the Merger Agreement or (iv) approve any action by the Company which is reasonably likely to adversely affect the interests of the shareholders of the Company (other than AMS, the Purchaser and their affiliates, other than the Company and its subsidiaries) with respect to the transactions contemplated by the Merger Agreement.
     The information contained in Item 5.02 below is incorporated herein by reference.
     Except as set forth herein and in the Credit Facility, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the expected consummation of the Offer described in Item 5.01 above, James R. Baumgardt, Elisha Finney, Robert C. Pearson and Rodney Perkins, M.D. resigned from the Board of Directors of the Company (the “Board of Directors”), effective as of the Purchaser’s acceptance of the shares tendered pursuant to the Offer.
     Pursuant to the Merger Agreement, the directors of the Company unanimously appointed Martin J. Emerson, Richard B. Emmitt, Thomas E. Timbie and Elizabeth H. Weatherman, who are designees of the Purchaser (together, the “AMS Designees”), to fill the resulting vacancies on the Board of Directors. Pursuant to the terms of the Merger Agreement, Eric Reuter and Robert J. Pressley, Ph.D. continue to serve as directors of the Company.
     In addition to the foregoing, on July 20, 2006, Mr. Reuter resigned from his position as President and Chief Executive Officer of the Company, Derek Bertocci resigned from his position as Chief Financial Officer of the Company, and Peter Hadrovic resigned from his position as Vice President Legal Affairs and Business Development, General Counsel and Secretary of the Company, in each case effective as of the Purchaser’s acceptance of the shares tendered pursuant to the Offer. To fill the vacancies created by these resignations, Martin J. Emerson was appointed President and Chief Executive Officer of the Company and Carmen Diersen was appointed Executive Vice President Chief Financial Officer and Secretary of the Company.
     Prior to the actions taken on July 20, 2006, none of the AMS Designees was a director of, or held any position with, the Company. None of the AMS Designees is currently a director of, or holds any position with, Laserscope. AMS has advised Laserscope that, to the knowledge of AMS, none of the AMS Designees has a familial relationship with any director or executive officer of Laserscope or beneficially owns any securities (or any rights to acquire any such securities) of Laserscope. Laserscope has been advised by AMS that, to their knowledge, none of the AMS Designees has been involved in any transactions with Laserscope or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules and regulations of the SEC, other than transactions between AMS, Purchaser and Laserscope that have been described in the Offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERSCOPE
Date: July 24, 2006	By:	/s/ Martin J. Emerson
Martin J. Emerson
President and Chief Executive Officer